Exhibit 10.3

AMENDMENT TO
PLAN SPONSOR CONTRIBUTION AGREEMENT

THIS AMENDMENT TO PLAN SPONSOR CONTRIBUTION AGREEMENT (the “Amendment”) is made as of June 19, 2024, by and between Ionic Digital Inc., a Delaware corporation (the “Company”), and U.S. Data Management Group LLC, a Delaware limited liability company, doing business as US Bitcoin Corp. (the “Plan Sponsor”).

BACKGROUND:

A. The Company and the Plan Sponsor are parties to that certain Plan Sponsor Contribution Agreement, dated as of January 31, 2024 (as amended, the “Agreement”).

B. Company and the Plan Sponsor desire to amend the Agreement in certain respects as more particularly set forth below.

NOW, THEREFORE, in consideration of the mutual promises and agreements below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby further agree as follows:

1. Recitals; Incorporation; Capitalized Terms. This Amendment shall be deemed a part of the Agreement, but shall take precedence over and supersede any provisions to the contrary contained in the Agreement. All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Agreement unless otherwise provided.

2. Amendments.

a.	Section 1(b)(ii) of the Agreement is amended and restated in its entirety to read as follows:

ii. Subject to the conditions specified in Section 5 hereof, the closing of the issuance and purchase of the Common Stock contemplated by this Section 1(b) (a “Subsequent Closing”) will take place on the first Business Day after the Common Stock has been listed on a “national securities exchange” within the meaning of the Securities Exchange Act of 1934, as amended (such date a “Subsequent Closing Date”).

b.	Section 2(f) of the Agreement is amended and restated in its entirety to read as follows:

(f) Solely with respect to the Subsequent Closing, the Common Stock has been listed on a “national securities exchange” within the meaning of the Securities Exchange Act of 1934, as amended. “Exchange Act Registration Statement” means the Company’s registration statement on Form 10 (File No. 001-41941), as amended, or any other registration statement under the Securities Act or the Securities Exchange Act of 1934, as amended, that effectuates the registration of the Common Stock in connection with the listing of such Common Stock on a “national securities exchange” within the meaning of the Securities Exchange Act of 1934, as amended.

c.	Section 5 of the Agreement is amended and restated in its entirety to read as follows:

5. CONDITIONS TO CLOSING.

(a) The obligations of the Plan Sponsor to purchase and pay for the Plan Sponsor Shares is subject to the following condition precedent: (i) the representations and warranties of the Company contained in Section 2 hereof shall be true and correct as of the applicable Closing Date in all respects with the same effect as though such representations and warranties had been made on and as of the applicable Closing Date, (ii) solely for purposes of the Initial Plan Sponsor Investment, the Plan has been declared effective in accordance with its terms, and (iii) solely for purposes of the Subsequent Plan Sponsor Investment under Section 1(b)(i) hereof, (x) the Common Stock has been listed on a “national securities exchange” within the meaning of the Securities Exchange Act of 1934, as amended and (y) the Company has not terminated the Management Agreement.

(b) The obligations of the Company to issue and sell the Plan Sponsor Shares is subject to the following conditions precedent: (i) the representations and warranties of the Plan Sponsor contained in Section 3 hereof shall be true and correct as of the applicable Closing Date in all respects with the same effect as though such representations and warranties had been made on and as of the applicable Closing Date, (ii) solely for purposes of the Initial Plan Sponsor Investment, the Plan has been declared effective in accordance with its terms, (iii) the Plan Sponsor has delivered to the Company the Initial Plan Sponsor Investment or the Subsequent Plan Sponsor Investment (as applicable) by wire transfer of immediately available funds, and (iv) solely for purposes of the Subsequent Plan Sponsor Investment under Section 1(b)(i) hereof, (x) the Common Stock has been listed on a “national securities exchange” within the meaning of the Securities Exchange Act of 1934, as amended and (y) the Company has not terminated the Management Agreement.

3. Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will be considered one and the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile or portable document format (PDF) transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

4. Ratification. Except as specifically modified hereby, all of the provisions of the Agreement which are not in conflict with the terms of this Amendment shall remain in full force and effect.

5. Severability. If any provision of this Amendment or the application of such provision to any person or circumstance is held to be invalid by any court of competent jurisdiction, the remainder of this Amendment or the application of such provision to persons or circumstances other than those to which it is held invalid will not be affected thereby.

6. Effectiveness. In no event shall any draft of this Amendment create any obligation or liability, it being understood that this Amendment shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto.

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IN WITNESS WHEREOF, the Company and the Plan Sponsor have executed this Amendment as of the date first written above.

COMPANY:

IONIC DIGITAL INC.

By:	/s/ Emmanuel Aidoo
	Name:	Emmanuel Aidoo
	Title:	Chairman, Board of Directors

PLAN SPONSOR:

U.S. DATA MANAGEMENT GROUP LLC

By:	/s/ Victor Semah
	Name:	Victor Semah
	Title:	Authorized Signatory

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